================================================================================


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Section 240.14a-11(c) or 240.14a-12

                               CirTran Corporation
 ...............................................................................
                  (Name of Registrant as Specified in Charter)
 ...............................................................................
     (Name of Person(s) Filing Proxy Statement If Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   $125 per Exchange Act Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2) or
      Item 22(a)(2) of Schedule 14A.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)    Title of each class of securities to which transaction applies:

2)    Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)    Proposed maximum aggregate value of transaction:

5)    Total fee paid:

[ ]   Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

1)    Amount Previously Paid:
2)    Form, Schedule or Registration Statement No.
3)    Filing Party:
4)    Date Filed:



================================================================================

                               CirTran Corporation
                              4125 South 6000 West
                          West Valley City, Utah 84128
                                 (801) 963-5112

                                 April 29, 2008



Dear Fellow Shareholder:

         You are cordially invited to attend our Annual Meeting of Shareholders to be held at the offices of our affiliate, Global Marketing Alliance, LLC, 3135 South 1300 East, Salt Lake City, Utah on June 18, 2008 at 11:00 a.m., Mountain Daylight Time.

         The business to be conducted at the Annual Meeting is explained in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. At the Annual Meeting, we will also discuss our results for the past year.

         Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Please complete, sign, and date your proxy card today and return it in the envelope provided. If you decide to attend the Annual Meeting and you are a registered shareholder, you will be able to vote in person, even if you have previously submitted your proxy.

         Thank you for your continued support.

                                              Sincerely,


                                              Iehab Hawatmeh,
                                              Chief Executive Officer and
                                              Chairman of the Board of Directors




Salt Lake City, Utah
April 29, 2008

                               CirTran Corporation
                              4125 South 6000 West
                          West Valley City, Utah 84128
                                 (801) 963-5112

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 18, 2008

                            ------------------------

The 2008 Annual Meeting of Shareholders (the "Meeting") of CirTran Corporation (the "Company") will be held at the offices of our affiliate, Global Marketing Alliance, LLC, 3135 South 1300 East, Salt Lake City, Utah on Wednesday, June 18, 2008 at 11:00 a.m., Mountain Daylight Time. The purposes of the Meeting are to:

         o Elect two directors to serve for one year each, until the next Annual Meeting of Shareholders and until a successor is elected and shall qualify;

         o    Approve the 2006 Stock Plan

         o    Approve the 2008 Stock Plan

         o Ratify the Board of Directors' selection of Hansen Barnett & Maxwell, P.C. as the Independent Registered Public Accounting Firm and Auditor of the Company for the year ending December 31, 2008; and

         o Transact such other business as may properly come before the meeting or at any postponement or adjournment thereof.

Only CirTran shareholders of record at the close of business on April 21, 2008, have the right to receive notice of, and to vote at, the Meeting and any adjournment thereof.

The items of business, including the nominees for director, are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE.

                                           By Order of the Board of Directors,


                                           Iehab Hawatmeh,
                                           Chief Executive Officer and
                                           Chairman of the Board of Directors




Salt Lake City, Utah
April 29, 2008

                               CirTran Corporation
                         ANNUAL MEETING OF SHAREHOLDERS
                                 PROXY STATEMENT

                                TABLE OF CONTENTS



NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT                  1
QUESTIONS AND ANSWERS ABOUT THE MEETING                                       5
PROPOSAL #1: ELECTION OF DIRECTORS                                            8
PROPOSAL #2: APPROVAL OF THE 2006 STOCK PLAN                                  9
PROPOSAL #3: APPROVAL OF THE 2008 STOCK PLAN                                 12
PROPOSAL #4: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
      PUBLIC ACCOUNTING FIRM AND AUDITOR                                     13
-- Policy on Pre-Approval of Audit and Permissible Non-Audit Services        13
-- Independence                                                              13
-- Financial Statements and Reports                                          13
PRINCIPAL ACCOUNTANT FEES AND SERVICES                                       14
CORPORATE GOVERNANCE                                                         14
-- Director Independence                                                     14
-- Shareholder Communications with Directors                                 14
-- Committees of the Board of Directors                                      14
-- Code of Ethics                                                            15
EXECUTIVE OFFICERS                                                           15
-- Indemnification of Officers and Directors                                 15
EXECUTIVE COMPENSATION                                                       16
-- Compensation Discussion and Analysis                                      16
-- Compensation Objectives                                                   16
-- Base Salary                                                               17
-- Performance bonus and commissions                                         17
-- Stock options and awards                                                  17
-- Employee benefits                                                         17
-- Other de minimis benefits                                                 17
SUMMARY COMPENSATION TABLE                                                   18
-- Narrative Disclosure to Summary Compensation Table                        19
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS           20
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END                                 21
DIRECTOR COMPENSATION                                                        22
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT               23
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT                            23
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                               24
OTHER MATTERS                                                                28
ANNUAL REPORT                                                                28
FURTHER INFORMATION                                                          28

                               CirTran Corporation
                              4125 South 6000 West
                          West Valley City, Utah 84128
                                 (801) 963-5112

                            -------------------------

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 18, 2008

                            -------------------------


This Proxy Statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of CirTran Corporation (the "Company," "CirTran," "we," "us") from the holders of shares of common stock of the Company to be voted at the 2008 Annual Meeting of Shareholders (the "Meeting") to be held at 11:00 a.m. Mountain Daylight Time at the offices of the Company's affiliate, Global Marketing Alliance, LLC, 3135 South 1300 East, Salt Lake City, Utah (the "Meeting"). Distribution of this Proxy Statement and the accompanying proxy card is scheduled to begin on or about April 29, 2008.

The enclosed proxy is solicited by the Board.


                     QUESTIONS AND ANSWERS ABOUT THE MEETING

Why did I receive this Proxy Statement?

         We have sent you the Notice of Annual Meeting of Shareholders, this Proxy Statement, and the enclosed proxy or voting instruction card because the CirTran Board of Directors is soliciting your proxy to vote at CirTran's Annual Meeting on June 18, 2008. This Proxy Statement contains information about matters to be voted on at the Meeting.

Who is entitled to vote?

         The Board has designated April 21, 2008 as the record date for the Meeting. You may vote if you owned common stock as of the close of business on April 21, 2008. On April 21, 2008, there were 1,163,490,266 shares of our common stock that were outstanding and entitled to vote at the Meeting.

How many votes do I have?

         Each share of common stock that you own at the close of trading on April 21, 2008 entitles you to one vote.

What am I voting on?

         You will be voting on proposals to:

         o Elect two directors to serve for one year each, until the next Meeting of Shareholders or until a successor is elected and shall qualify;

         o Approve the 2006 Stock Plan of the Company that was adopted by the Board in January 2007;

         o Approve the 2008 Stock Plan of the Company that was adopted by the Board in January 2008;

         o Ratify the Audit Committee's selection of Hansen Barnett & Maxwell, P.C. as the Company's independent registered public accountant for fiscal year 2008; and

         o Consider and act upon such other business as may properly come before the meeting or at any postponement or adjournment thereof.

How do I vote?

         You can vote in the following ways:

         o By Mail: If you are a holder of record, you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid, addressed envelope. If you hold your shares in street name, please complete and mail the voting instruction card that you will receive from your broker or bank.

         o At the Meeting: If you are planning to attend the Meeting and wish to vote your shares in person, we will give you a ballot at the meeting. If your shares are held in street name, you need to bring an account statement or letter from your broker, bank or other nominee, indicating that you are the beneficial owner of the shares on April 21, 2008, the record date for voting. Even if you plan to be present at the meeting, we encourage you to complete and mail the enclosed card in advance of the meeting to vote your shares by proxy.

What if I return my proxy or voting instruction card but do not mark it to show how I am voting?

         Your shares will be voted according to the instructions you have indicated on your proxy or voting instruction card. You can specify whether your shares should be voted for all, some, or none of the nominees for director. You can also specify whether you approve, disapprove, or abstain from the other proposals. If no direction is indicated, your shares will be voted FOR the election of both of the nominees for director, FOR approval of the 2006 Stock Plan, FOR approval of the 2008 Stock Plan, and FOR the ratification of the selection of Hansen Barnett & Maxwell, P.C. as our independent public accountant.

May I revoke my proxy or change my vote after I return my proxy card or voting instruction card?

         You may revoke your proxy or change your vote at any time before it is exercised in one of three ways:

         o Notify our Corporate Secretary in writing before the Meeting that you are revoking your proxy;

         o Submit another proxy card (or voting instruction card if you hold your shares in street name) with a later date; or

         o    Vote in person at the Meeting on June 18, 2008.

What does it mean if I receive more than one proxy or voting instruction card?

         It means that you have multiple accounts at the transfer agent and/or with banks and stockbrokers. Please vote all of your shares by returning all proxy and voting instruction cards you receive.

What constitutes a quorum?

         A quorum must be present to properly convene the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares that are entitled to vote at the Meeting constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy or voting instruction card or if you attend the Meeting. Abstentions and broker non-votes will be counted as shares present at the meeting for purposes of determining whether a quorum exists, but not as shares cast for any proposal. Because abstentions and broker non-votes are not treated as shares cast, they would have no impact on any of the proposals.

What vote is required in order to approve each proposal?

         The required vote is as follows:

         Election of Directors: The election of the nominees for director requires the affirmative vote of a plurality of the shares cast at the Meeting. This means that the nominees receiving the greatest number of votes in favor of their election will be elected, even if they receive less than a majority of such votes. If you do not want to vote your shares for a particular nominee, you may so indicate in the space provided on the proxy card or on the voting instruction card. In the unanticipated event that any of the nominees is unable or declines to serve, the proxy holder will have the discretion to vote the proxy for another person, as shall be designated by the Board to replace the nominee, or, in lieu thereof, the Board may reduce the number of directors. Although abstentions are counted as shares present and entitled to be voted, abstentions will have no effect on the election of directors. Broker non-votes, if any, will not have any effect on the result of the vote.

         Approval of the 2006 Stock Plan and the 2008 Stock Plan: The proposals for the approval of the 2006 Stock Plan and the 2008 Stock Plan requires the affirmative vote of a majority of the shares present or represented by proxy at the Meeting and entitled to vote. In determining whether these proposals received the requisite number of affirmative votes, abstentions will have the same effect as votes against the proposals. Broker non-votes, if any, will not have any effect on the result of the vote.

         Ratification of the Selection of Independent Registered Public
         Accountant: Ratification of the selection of Hansen Barnett & Maxwell, P.C. as our independent registered public accountant requires the affirmative vote of a majority of the shares cast at the Meeting. If the shareholders do not ratify the appointment of Hansen Barnett & Maxwell, P.C., the Audit Committee of the Board may, but is not required to, reconsider such appointment. In determining whether this proposal received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal. Broker non-votes, if any, will not have any effect on the result of the vote.

What is the Board's recommendation?

         The Board's recommendations are set forth together with a description of the proposals in this Proxy Statement. In summary, the Board recommends that you vote:

         FOR election of the two directors named in this Proxy Statement to serve until the Annual Meeting of Shareholders in 2009 and until their successors are duly elected and qualified;

         FOR approval of the 2006 Stock Plan;

         FOR approval of the 2008 Stock Plan; and

         FOR the appointment of Hansen Barnett & Maxwell, P.C. as the Independent Registered Public Accounting Firm and Auditor of the Company and the authorization of the Board to fix the remuneration of the Independent Registered Public Accounting Firm and Auditor.

How will voting on any other business be conducted?

         We do not know of any business or proposals to be considered at the Meeting other than those that are described in this Proxy Statement. If any other business is proposed and we decide to allow it to be presented at the Meeting, the proxies that we receive from our shareholders give the proxy holders the authority to vote on that matter according to their best judgment.

Who will count the votes?

         Representatives of the Company will tabulate the votes that are received prior to the Meeting and will act as the inspectors of election and will tabulate the votes, if any, that are cast in person at the Meeting.

Who pays to prepare, mail, and solicit the proxies?

         We will pay all of the costs of soliciting these proxies. We will ask banks, brokers, and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of our common stock and to obtain the authority of executed proxies. We will reimburse them for their reasonable expenses. In addition to the use of the mail, proxies may be solicited by our officers, directors, and other employees by telephone or by personal solicitation. We will not pay additional compensation to these individuals in connection with their solicitation of proxies.

How do I submit a shareholder proposal for next year's Annual Meeting?

         Any shareholder who intends to present a proposal at the 2009 Annual Meeting of Shareholders must deliver such proposal to the Corporate Secretary, c/o CirTran Corporation, 4125 South 6000 West, West Valley City, Utah 84128, not later than November 15, 2008, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

What do I need for admission to the Meeting?

         You may attend the Meeting only if you are a shareholder of record or a beneficial owner as of April 21, 2008, the record date, or you hold a valid proxy for the Meeting. You should be prepared to present photo identification for admittance. If you are a shareholder of record, your name will be verified against the list of shareholders of record prior to your being admitted to the Meeting. If you hold your shares in street name, you should provide proof of beneficial ownership on the record date, such as a brokerage account statement showing that you owned CirTran common stock as of the record date, a copy of the voting instruction card provided by your broker, bank, or other nominee, or other similar evidence of ownership as of the record date. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the Meeting.

Who should I call if I have questions?

         If you have questions about the proposals or the Meeting, you may call David Harmon, Chief Financial Officer, at (801) 963-5112. You may also send an e-mail to investors@cirtran.com.

                                   PROPOSAL #1
                              ELECTION OF DIRECTORS

         Our Bylaws provide that the shareholders or the Board shall determine the number of directors from time to time, but that there shall be no less than three directors. The Board has set the number of directors at three. The Board currently consists of three members: Iehab J. Hawatmeh, Fadi Nora, and Donald L. Buehner. Two of the current directors are nominees for re-election at the Meeting.

         Following the preparation of this Proxy Statement but prior to its filing, Mr. Buehner announced that he would retire from our Board of Directors following the Annual Meeting. As such, the two remaining directors, Messrs. Hawatmeh and Nora, are presented for shareholder vote. Additionally, Messrs. Hawatmeh and Nora have begun a search for an additional director, and anticipate that a new member of our Board of Directors will be appointed, pursuant to our Bylaws, as soon as a qualified candidate is identified and agrees to serve.

         Each director who is elected at the Meeting will hold office until the Company's Annual Meeting in 2009, until a successor is elected and qualified, or until the director resigns, is removed, or becomes disqualified. The Board has no reason to believe that any of the nominees for director will be unwilling or unable to serve, if elected. If due to unforeseen circumstances a nominee should become unavailable for election, the Board may either reduce the number of directors or may substitute another person for that nominee, in which event your shares will be voted for that other person.

         The following information is furnished with respect to the Board's nominees for election as directors of the Company, including the nominee's position with the Company, tenure as director and age as of April 15, 2008. Stock ownership information is shown under the heading "Security Ownership of Certain Beneficial Owners and Management" and is based upon information furnished by the respective individuals.



    Name and                 Position with the Company                 Director
 Place of Residence          and Principal Occupation         Age       Since
--------------------------------------------------------------------------------

Iehab Hawatmeh............  President, Chief Executive         41        2000
West Valley, Utah           Officer, Director

Fadi Nora.................  Director, Businessman              47        2007
Mission Viejo, California

         Set forth below is information regarding each of the above named individuals, including a description of his positions and offices with the Company, a description of his principal occupation and business experience during at least the last five years and directorships presently held by him in other companies. Biographical information regarding Mr. Buehner can be found below on page 15.

Director Nominees

         The nominees to the Board in 2008 are Iehab J. Hawatmeh and Fadi Nora. Each of these nominees currently serves as a member of our Board. The following information is furnished with respect to these nominees:

         Iehab J. Hawatmeh founded our predecessor company in 1993 and has been our Chairman, President and CEO since July 2000. Mr. Hawatmeh oversees all daily operation including technical, operational and sales functions for the Company. Prior to his involvement with the Company, Mr. Hawatmeh was the Processing Engineering Manager for Tandy Corporation overseeing that company's contract manufacturing printed circuit board assembly division. In addition, he was responsible for developing and implementing Tandy's facility Quality Control and Processing Plan model. Mr. Hawatmeh received a Master's of Business Administration from University of Phoenix and a Bachelor's of Science in Electrical and Computer Engineering from Brigham Young University.

         Fadi Nora is a self-employed investment consultant. He was formerly a director of ANAHOP, Inc., a private financing company, and was a consultant for several projects and investment opportunities, including CirTran Corporation, NFE records, Focus Media Group, and other projects. He has been a member of our Board since February 2007. Prior to his affiliation with ANAHOP, Mr. Nora worked with Prudential Insurance services and its affiliated securities brokerage firm Pru-Bach, as District Sales Manager. Mr. Nora received a B.S. in Business Administration from St. Joseph University, Beirut, Lebanon, in 1982, and an MBA
- Masters of Management from the Azusa Pacific University School of Business in 1997. He also received a degree in financial planning from the University of California at Los Angeles.

         We will vote your shares as you specify in your proxy card. If you sign, date, and return your proxy card but do not specify how you want your shares voted, we will vote them FOR the election of each of the director nominees who are listed above.

     RECOMMENDATION - The Board recommends a vote FOR each director nominee.

                                   PROPOSAL #2
                         APPROVAL OF THE 2006 STOCK PLAN

         In January 2007, the Board adopted the Cirtran Corporation 2006 Stock Plan (the "2006 Stock Plan"), which provides for the reservation of 50,000,000 shares of common stock of the Company for grants to employees, consultants and advisors of the Company. In 2007, our shareholders approved a 1.2 for 1 forward split of the Company's common stock; this action caused an adjustment to the aggregate number of shares authorized for issuance under the 2006 Stock Plan from 50,000,000 to 60,000,000 shares. The 2006 Stock Plan and the 2008 Stock Plan contain substantially identical terms and conditions.

         The Company has adopted five stock option plans since 2002. As of December 31, 2007, no options remained outstanding from the three plans adopted through 2004.

2006 and 2008 Stock Plan Descriptions

         The 2006 Stock Plan was adopted by the Board in January 2007. Both the 2006 and 2008 Stock Plans provide for grants to employees, officers, directors and consultants of both non-qualified (or non-statutory) stock options ("NSO") and "incentive stock options" ("ISO") within the meaning of Section 422 of the

Internal Revenue Code of 1986, as amended (the "Code"). The plans also provide for the grant of certain stock purchase rights, which are subject to a purchase agreement between the Company and the recipient. The purpose of each plan is to enable the Company to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to such persons, and to promote the success of our business.

         The Board determines the persons to whom options are granted, the option price, the number of shares to be covered by each option, the period of each option, the times at which options may be exercised and whether the option is an incentive or non-statutory option. The exercise price may not be less than the fair market value of the Company's common stock on the date of grant. The term of stock options will be determined by the Committee, but may not exceed ten years from the date of grant, provided that the term of an ISO granted to a ten percent holder may not exceed five years from the date of grant. No employee may be granted options or stock purchase rights under the either plan for more than an aggregate of 6,000,000 shares in any given fiscal year. We do not receive any monetary consideration upon the granting of options. Options are exercisable in accordance with the terms of an option agreement entered into at the time of grant.

         The Board may also award our shares of common stock under the plans as stock purchase rights. The Board determines the persons to receive awards, the number of shares to be awarded and the time of the award. Shares received pursuant to a stock purchase right are subject to the terms, conditions and restrictions determined by the Board at the time the award is made, as evidenced by a restricted stock purchase agreement.

         During 2007, the Company granted awards to purchase 56,800,000 shares of common stock under the 2006 Stock Plan. Option awards are generally granted with an exercise price equal to the market price of the Company's stock at the date of grant, most granted in the past have vested immediately, and most have had four-year contractual terms. The Board has granted awards for 22,960,000 shares of common stock under the 2008 Stock Plan as of the date of this Proxy Statement.

         The plans are administered by the Board, which designates from time to time the individuals to whom awards are made under the plans, the amount of any such award and the price and other terms and conditions of any such award. Each of the plans is to continue in effect until the date which is ten years from the date of its adoption by the Board, subject to earlier termination by the Board. The Board may suspend or terminate a plan at any time; provided that no such amendment, alteration, suspension, discontinuation or termination may be made without shareholder approval if such shareholder approval is necessary to comply with any tax, securities or regulatory law or requirement; provided, further, that the Board may not reduce the exercise price of outstanding options and stock appreciation rights by amending the terms of such options and stock appreciation rights or by canceling such stock option in exchange for cash or the grant of a new award without first obtaining approval from the Company's shareholders. The Board has the authority to interpret the plans, determine the terms and conditions of incentive awards and make all other determinations necessary and/or advisable for the administration of the plans.

         In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Company's common stock, an equitable substitution or proportionate adjustment will be made in (i) the aggregate number of shares of common stock reserved for issuance under the plans and the maximum number of shares of common stock that may be granted to any participant in any calendar year, (ii) the kind, number and exercise (grant) price of shares of common stock subject to outstanding stock options and stock appreciation rights, and (iii) the kind, number and purchase price of shares of common stock subject to outstanding awards to maintain the same estimated fair value of the award before and after such event. In connection with any event described in this paragraph, the Board may provide for the cancellation of any outstanding awards and payment in cash or other property therefor.

         Unless otherwise provided in an incentive award agreement, if, within twenty-four (24) months following a "change in control," a participant's employment or service with the Company or any of its affiliates or any successor is terminated by the Company other than for "cause," then (i) all outstanding time-based vesting of incentive awards granted to the participant will vest in full, and if applicable, become fully and immediately exercisable and (ii) all outstanding performance-based vesting awards granted to the participant will immediately vest as if target performance has been achieved and, if applicable, become fully and immediately exercisable.

         Section 162(m) of the Code generally provides that publicly held companies may not deduct compensation paid to certain top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exceptions to Section 162(m) apply with respect to "performance-based compensation."

Federal Income Tax Consequences of Stock Options

         The following discussion is for general information only and is based on the Federal income tax laws now in effect, which are subject to change, possibly retroactively. This summary does not discuss all aspects of Federal income taxation which may be important to individual participants. Moreover, this summary does not address specific state, local or foreign tax consequences. This summary assumes that the common stock acquired under the plans will be held as a "capital asset" (generally, property held for investment) under the Code.

Nonqualified Stock Options

         A participant will generally not be subject to Federal income taxation upon the grant of an NSO. Rather, at the time of exercise of an NSO, the participant will recognize ordinary income for Federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the option price. The Company will generally be entitled to a tax deduction at such time and in the same amount that the participant recognizes ordinary income.

         If shares of common stock acquired upon exercise of an NSO (or upon untimely exercise of an ISO) are later sold or exchanged, then the difference between the sales price and the fair market value of the common stock on the date that ordinary income was recognized with respect thereto will generally be taxable as capital gain or loss.

Incentive Stock Options

         A participant will generally not be subject to Federal income taxation upon the grant of an ISO or upon its timely exercise. Exercise of an ISO will be timely if made during its term and if the participant remains an employee of the Company or of any parent or subsidiary of the Company at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled employee). Exercise of an ISO will also be timely if made by the legal representative of a participant who dies (i) while in the employ of the Company or of any parent or subsidiary of the Company or (ii) within three months after termination of employment (or one year in the case of a disabled employee). The tax consequences of an untimely exercise of an ISO will be determined in accordance with the rules applicable to NSOs.

         If shares of common stock acquired pursuant to a timely exercised ISO are later disposed of, the participant will, except as noted below with respect to a "disqualifying disposition," recognize a capital gain or loss equal to the difference between the amount realized upon such sale and the option price. Under these circumstances, the Company will not be entitled to any deduction for Federal income tax purposes in connection with either the exercise of the ISO or the sale of the common stock by the participant.

         If, however, a participant disposes of shares of common stock acquired pursuant to the exercise of an ISO prior to the expiration of two years from the date of grant of the ISO or within one year from the date the common stock is transferred to the participant upon exercise (a "disqualifying disposition"), generally (i) the participant will realize ordinary income at the time of the disposition in an amount equal to the excess, if any, of the fair market value of the common stock at the time of exercise (or, if less, the amount realized on such disqualifying disposition) over the option exercise price, and (ii) any additional gain recognized by the participant will be subject to tax as capital gain. In such case, the Company may claim a deduction for Federal income tax purposes at the time of such disqualifying disposition for the amount taxable to the participant as ordinary income.

         The amount by which the fair market value of the common stock on the exercise date of an ISO exceeds the option price will be an item of adjustment for purposes of the "alternative minimum tax" imposed by Code Section 55.

Capital Gain or Loss

         Net capital gain (i.e., generally, capital gain in excess of capital losses) recognized by a participant upon the sale of shares of common stock held for more than twelve months will generally be subject to tax at a rate not to exceed 15%. Net capital gain recognized from the sale of shares of common stock held for twelve months or less will be subject to tax at ordinary income rates.

         Approval of the 2006 Stock Plan requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Meeting. For purposes of the vote on the 2006 Stock Plan, abstentions will have the same effect as votes against the proposal. Broker non-votes, if any, will not have any effect on the result of the vote. Unless instructed to the contrary in the proxy, the shares represented by proxies will be voted FOR the proposal to approve the 2006 Stock Plan.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL
                             OF THE 2006 STOCK PLAN

                                   PROPOSAL #3
                         APPROVAL OF THE 2008 STOCK PLAN

         In January 2008, the Board adopted the Cirtran Corporation 2008 Stock Plan (the "2008 Stock Plan"), which provides for the reservation of 60,000,000 shares of common stock of the Company for grants to employees, consultants and advisors of the Company. The 2006 Stock Plan and the 2008 Stock Plan contain substantially identical terms and conditions. Please refer to the description of the two plans beginning on page 9 of this Proxy Statement.

New Plan Benefits

         Certain awards have been made under the 2008 Stock Plan as summarized in the following table:

                                     Number of        Dollar       Number of
                                      Shares         Value of      Shares of
                      Dollar Value  Subject to     Restricted     Restricted
   Name and            of Options     Options         Stock          Stock
   Position             ($) (1)         (#)            ($)            (#)
--------------------------------------------------------------------------------
Iehab J. Hawatmeh,
President and Chief
Executive Officer         -             -             -              -

--------------------------------------------------------------------------------
Shaher Hawatmeh,
Chief Operating
Officer                   -             -             -              -
--------------------------------------------------------------------------------
David L. Harmon,
Chief Financial
Officer                27,987      3,000,000          -              -
--------------------------------------------------------------------------------

         (1) The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes, excluding the effect of estimated forfeitures, for the fiscal year ending December 31, 2008 in accordance with SFAS No. 123(R). Assumptions used in the calculation of these amounts will be included in footnotes to the Company's audited financial statements for the year ending December 31, 2008, to be included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission next year.

         Approval of the 2008 Stock Plan requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Meeting. For purposes of the vote on the 2008 Stock Plan, abstentions will have the same effect as votes against the proposal. Broker non-votes, if any, will not have any effect on the result of the vote. Unless instructed to the contrary in the proxy, the shares represented by proxies will be voted FOR the proposal to approve the 2008 Stock Plan.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL
                             OF THE 2008 STOCK PLAN

                   PROPOSAL #4 - RATIFICATION OF SELECTION OF
            INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUDITOR

         The Board has appointed and recommended the accounting firm of Hansen Barnett & Maxwell, P.C. as the Independent Registered Public Accounting Firm and Auditor of the Company and its subsidiaries for the fiscal year ending December 31, 2008.

         Hansen Barnett & Maxwell, P.C. audited the Company's financial statements for the fiscal years ended December 31, 2007 and 2006.

         A representative of Hansen Barnett & Maxwell, P.C., is expected to be present at the Meeting and to have an opportunity to make a statement if they desire to do so. The Hansen Barnett & Maxwell, P.C. representative is also expected to be available to respond to appropriate questions at the Meeting.

         If the shareholders fail to ratify the appointment of Hansen Barnett & Maxwell, P.C., the Board may reconsider its appointment.


     RECOMMENDATION - THE BOARD RECOMMENDS A VOTE "FOR" RATIFICATION OF THE
           APPOINTMENT OF HANSEN BARNETT & MAXWELL, P.C. AS CIRTRAN'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUDITOR FOR 2008.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services

         The Board pre-approves any engagement of Hansen Barnett & Maxwell, P.C. and has the ultimate authority and responsibility to select, evaluate and where appropriate, replace the independent registered public accountants and nominate an independent registered public accounting firm for shareholder approval. While ratification of the selection of the independent registered public accounting firm by the shareholders is not required and is not binding upon the Board or the Company, in the event of a negative vote on such ratification, the Board might choose to reconsider its selection.

         Prior to the performance of any services, the Board approves all audit and non-audit services to be provided by the Company's independent registered public accountant and the fees to be paid therefor. Although the Sarbanes-Oxley Act of 2002 permits the audit committee of the Board to pre-approve some types or categories of services to be provided by the independent registered public accountants, as the Company does not currently have an audit committee, it is the current practice of the Board to specifically approve all services provided by the independent registered public accountants in advance, rather than to pre-approve any type of service. In connection with this practice, the Board has considered whether the provision of non-audit services is compatible with maintaining Hansen Barnett & Maxwell, P.C.'s independence.

Independence

         Hansen Barnett & Maxwell, P.C. has advised us that it has no direct or indirect financial interest in the Company or in any of its subsidiaries and that it has had, during the last three years, no connection with the Company or any of its subsidiaries, other than as independent auditors or in connection with certain other activities, as described below.

Financial Statements and Reports

         The financial statements of the Company for the year ended December 31, 2007, and the report of the independent auditors will be presented at the Meeting and is included with this Proxy Statement.

                     PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees for Fiscal 2006 and 2007

         The aggregate fees billed to the Company by Hansen Barnett & Maxwell, P.C., the Company's Independent Registered Public Accounting Firm and Auditor, for the fiscal years ended December 31, 2006 and 2007 are as follows:


                                                     2007        2006
                                                  ---------   ---------

Audit Fees (1).................................   $ 105,123   $ 107,539

Audit-Related Fees.............................          --          --

Tax Fees (2)...................................   $  10,322   $   5,535

All Other Fees.................................          --          --

---------------------------

         (1) Audit Fees consist of the audit of our annual financial statements included in the Company's Annual Report on Form 10-K for its 2006 and 2007 fiscal years and Annual Report to Shareholders, review of interim financial statements and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years.

         (2) Tax Fees consist of fees for tax consultation and tax compliance services.

         The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Hansen Barnett & Maxwell, P.C., and has concluded that the provision of such services is compatible with maintaining the independence of the Company's auditors.

         Representatives of Hansen Barnett & Maxwell, P.C. will be present at the Meeting, will be available to respond to questions and may make a statement if they so desire.

                              CORPORATE GOVERNANCE

         The Board is elected by and is accountable to the shareholders of the Company. The Board establishes policy and provides strategic direction, oversight, and control of the Company. The Board met five times during 2007. All directors attended at least 75% of the meetings.

Director Independence

         As of the date of this Proxy Statement, the Company's common stock is traded on the OTC Bulletin Board (the "Bulletin Board"). The Bulletin Board does not impose standards relating to director independence, or provide definitions of independence. The Company presently has no fully independent directors.

Shareholder Communications with Directors

         If the Company receives correspondence from a shareholder that is addressed to the Board, we forward it to every director or to the individual director to whom it is addressed. Shareholders who wish to communicate with the directors may do so by sending their correspondence to the director or directors at the Company's headquarters at 4125 South 6000 West, West Valley City, Utah 84128.

         Directors are encouraged by the Company to attend the Meeting if their schedules permit.


Committees of the Board of Directors

         At this time, the Company does not have separately-designated Audit, Compensation, Governance or Nominating Committees. The Company's full Board acts in these capacities. The Board has determined that the Company does not have at present an audit committee financial expert as defined under Securities and Exchange Commission rules.

         As of the date of this report, there have been no changes to the procedures by which security holders may recommend nominees to our Board of Directors.

Code of Ethics

         The Company expects that all of its directors, officers and employees will maintain a high level of integrity in their dealings with and on behalf of the Company and will act in the best interests of the Company. The Company has adopted a Code of Business Conduct and Ethics ("Code of Ethics") which provides principles of conduct and ethics for the Company's directors, officers and employees. This Code of Ethics complies with the requirements of the Sarbanes-Oxley Act of 2002. This Code of Ethics is available on the Company's website at www.cirtran.com under "Investor Relations--Corporate Governance" and is also available in print to any stockholder who requests a copy by writing to our corporate secretary at 4125 South 6000 West, West Valley City, Utah 84128.

                               EXECUTIVE OFFICERS

         The following table sets forth the names, ages, and positions of the executive officers of CirTran and its operating subsidiaries (hereinafter the "Named Executive Officers") at December 31, 2007, and as of the date of this Proxy Statement were as follows:

         Name              Age                       Positions
--------------------------------------------------------------------------------
Iehab J. Hawatmeh          41            President, Chief Executive Officer,
                                         and Chairman of the Board of Directors
                                         Company

Shaher Hawatmeh            42            Chief Operating Officer since June 2004

David L. Harmon            51            Chief Financial Officer since November
                                         2007; Secretary since January 2008

         Biographical information for our directors is included in the discussion beginning on page 9 concerning the nominees for director. The following information is provided regarding our other Named Executive Officers, as well as Donald L. Buehner, who is currently serving as a member of our Board of Directors, but who has announced his intention to retire from the Board following the Annual Meeting of Shareholders.


         Shaher Hawatmeh, Chief Operating Officer, joined our predecessor company in 1993 as its Controller shortly after its founding. He has served in his present capacity since June 2004. Mr. Hawatmeh directly oversees all daily manufacturing production, customer service, budgeting and forecasting for the Company. Following the Company's acquisition of Pro Cable Manufacturing in 1996, Mr. Hawatmeh directly managed the entire Company, supervising all operations for approximately two years and overseeing the integration of this new division into the Company. Prior to joining CirTran, Mr. Hawatmeh worked for the Utah State Tax Commission. Mr. Hawatmeh earned a Master's of Business Administration with an emphasis in Finance from the University of Phoenix and a Bachelor's of Science in Business Administration and a Minor in Accounting. Shaher Hawatmeh is the brother of our President, CEO and Chairman, Iehab Hawatmeh.

         David L. Harmon became our Chief Financial Officer in November 2007. Prior to joining CirTran, Mr. Harmon served as SEC manager for Investools Inc. From 1990 to 2006, he held controller, treasurer and CFO positions with UCN, Inc., Traco Manufacturing, Inc., and Gentner Communications Corporation. He also spent nine years with two C.P.A. firms in the Salt Lake City area. Mr. Harmon earned a B.S. degree in Accounting from the University of Utah.

         Donald L. Buehner has been an entrepreneur and a leader of several businesses since the 1960s, particularly in the lighting industry. He started Traco Ltd., a Canadian manufacturer of appliance materials for recreational vehicles, and until recently served as chairman of LiteTouch, Inc., a manufacturer and distributor of residential and commercial lighting control systems. He is also currently the owner of DB Finance, a finance company that discounts commercial paper, provides factoring services, and acquires and leases commercial properties. As noted above, Mr. Buehner is presently serving as a member of the Company's Board of Directors. He has indicated that he intends to retire from the Board of Directors following the Annual Meeting of Shareholders.

Indemnification of Officers and Directors

         Our Bylaws provide, among other things, that our officers or directors are not personally liable to us or to our stockholders for damages for breach of fiduciary duty as an officer or director, except for damages for breach of such duty resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the unlawful payment of dividends.

Our Bylaws also authorize us to indemnify our officers and directors under certain circumstances. We anticipate we will enter into indemnification agreements with each of our executive officers and directors pursuant to which we will agree to indemnify each such person for all expenses and liabilities incurred by such person in connection with any civil or criminal action brought against such person by reason of their being an officer or director of the Company. In order to be entitled to such indemnification, such person must have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company and, with respect to criminal actions, such person must have had no reasonable cause to believe that his conduct was unlawful.

                             EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

         We are required to provide information regarding the compensation program in place for our Chief Executive Officer, Chief Financial Officer, and the three other most highly-compensated executive officers. We have also voluntarily elected to include information concerning additional executive officers. In this Proxy Statement, we refer to our CEO, CFO, and the other highly-compensated executive officers named herein as our "Named Executive Officers." This section includes information regarding, among other things, the overall objectives of our compensation program and each element of compensation that we provide to these and other executives of the Company. This section should be read in conjunction with the detailed tables and narrative descriptions contained in this Proxy Statement.

         As of the date of this Proxy Statement, the Company did not have a compensation committee; the Company's Board was responsible for determining the Company's compensation policies.

Compensation Objectives

         The Company's compensation program encompasses several factors to determine the compensation of the Named Executive Officers. The following are the main objectives of the compensation program for the Named Executive
Officers:

         o    Retain qualified officers

         o Provide overall corporate direction for the officers and also to provide direction that is specific to the officers' respective areas of authority. The level of compensation amongst the officer group, in relation to one another, is also considered in order to maintain a high level of satisfaction within the leadership group. We consider the relationship that the officers maintain to be one of the most important elements of the leadership group.

         o    Provide a performance incentive

         o    Reward the officers in the following areas:

              o   Achievement of specific goals, budgets, and objectives;
              o   Professional education and development;
              o Creativity, innovative ideas, and analysis of new programs and projects;
              o   New program implementation;
              o   Results-oriented determination and organization;
              o   Positive and supportive direction for company personnel; and
              o   Community involvement.

         As of the date of this Proxy Statement, there were four principal elements of Named Executive Officer compensation. The Board determines the portion of compensation allocated to each element for each individual Named Executive Officer. The discussions of compensation practices and policies are of historical practices and policies. Our Board is expected to continue these policies and practices, but will reevaluate the practices and policies as it considers advisable.

         The primary elements of the compensation program include:

         o Base salary;
         o Performance bonus and commissions;
         o Stock options and stock awards
         o Employee benefits in the form of:
           o Health and dental insurance;
           o Life insurance;
           o Paid parking and auto reimbursement; and
           o Other de minimis benefits.

Base salary

         Base salary is intended to provide competitive compensation for job performance and to attract and retain qualified individuals. The base salary level is determined by considering several factors inherent in the market place such as: the size of the company; the prevailing salary levels for the particular office or position; prevailing salary levels in a given geographic locale; and the qualifications and experience of the officer.

Performance bonus and commissions

         Bonuses are in large part based on company performance. An earnings before interest, taxes, depreciation, and amortization ("EBITDA") formula and sales growth are the determining factors used to calculate the performance bonus for the Chief Executive Officer and Chief Operating Officer. These two officers are also paid a commission based on a percentage that sales revenue increases as compared to the prior year. In addition, the Chief Executive Officer and Chief Operating Officer are eligible to receive a bonus equal to a certain percentage of, respectively, the value of an acquisition, and the amount of investment proceeds, that the Company achieves during the preceding year attributable solely to their specific efforts. The Chief Financial Officer receives a performance bonus based on performance, as determined by the Board, in addition to any bonus required under an employment contract. Policy decisions to waive or modify performance goals have not been a significant factor to date.

Stock options and stock awards

         Stock ownership is provided to enable Named Executive Officers and directors to participate in the success of the Company. The direct or potential ownership of stock will also provide the incentive to expand the involvement of the Named Executive Officer to include, and therefore be mindful of, the perspective of stockholders of the Company.

Employee benefits

         Several of the employee benefits for the Named Executive Officers are selected to provide security for the Named Executive Officers. Most notably, insurance coverage for health, life, and liability are intended to provide a level of protection to that will enable the Named Executive Officers to function without having the distraction of having to manage undue risk. The health insurance also provides access to preventative medical care which will help the officers function at a high energy level, manage job related stress, and contribute to the overall well being, all of which contribute to an enhanced job performance.

Other de minimis benefits

         Other de minimis employee benefits such as cell phones, parking, and auto usage reimbursements are directly related to job functions but contain a personal use element which is considered to be a goodwill gesture that contributes to enhanced job performance.

         As discussed above, the Board determines the portion of compensation allocated to each element for each individual Named Executive Officer. As a general rule, salary is competitively based, while giving consideration to employee retention, qualifications, performance, and general market conditions. Typically, stock options are based on the current market value of the option and how that will contribute to the overall compensation of the Named Executive Officer. Consideration is also given to the fact that the option has the potential for an appreciated future value. As such, the future value may be the most significant factor of the option, but it is also more difficult to quantify as a benefit to the Named Executive Officer.

         Accordingly, in determining the compensation program for the Company, as well as setting the compensation for each Named Executive Officer, the Board attempts o attract the interest of the Named Executive Officer within in the constraints of a compensation package that is fair and equitable to all parties involved.

         The following table summarizes all compensation paid to the Named Executive Officers in each of the last two fiscal years.

                                                     SUMMARY COMPENSATION TABLE

                                                                                             Change in
                                                                                              Pension
                                                                                              Value and
                                                                                Non-Equity   Nonqualified
                                                                                Incentive     Deferred
                                                                                  Plan        Compen-       All Other
                                                         Stock      Option       Compen-      sation         Compen-
  Name and Principal               Salary      Bonus     Awards     Awards       sation       Earnings       sation        Total
       Position          Year        $           $          $        $ (2)         $              $           $ (3)          $
         (a)              (b)       (c)         (d)        (e)        (f)         (g)            (h)           (i)          (j)
----------------------------------------------------------------------------------------------------------------------------------
Iehab J. Hawatmeh,
President and Chief      2006     225,000     57,807        -          -           -              -              -         282,807
Executive Officer        2007     295,000     11,338        -      103,531         -              -           20,603       430,472

Shaher Hawatmeh,
Chief Operating          2006     150,000      7,790        -          -           -              -              -         157,790
Officer                  2007     210,000      2,268        -       82,825         -              -           20,603       315,696

David L. Harmon,
Chief Financial
Officer (1)              2007      13,462      2,083        -          -           -              -              -          15,545

Richard Ferrone,
Chief Financial          2006      73,845     21,000        -          -           -              -              -          94,845
Officer (1)              2007     113,462     21,000        -       30,364         -              -              -         164,826

Trevor Saliba,
Chief Marketing          2006     120,000     18,755        -          -           -              -              -         138,755
Officer (1)              2007      87,358      5,057        -       40,285         -              -          329,462       462,162

Charles Ho,
President,               2006        -       407,397        -          -           -              -              -         407,397
CirTran-Asia (1)         2007        -       289,346        -          -           -              -              -         289,346



         (1) Mr. Harmon's employment commenced on November 26, 2007. Mr. Ferrone's employment commenced on May 10, 2006, and terminated on October 22, 2007. Mr. Saliba's employment terminated on June 14, 2007. Mr. Ho's employment commenced on June 15, 2004, and terminated at the three-year conclusion of his employment contract on June 15, 2007. Mr. Ho has continued working with the Company as an independent consultant.

         (2) The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes, excluding the effect of estimated forfeitures, for the fiscal years ended December 31, 2006 and 2007, in accordance with SFAS No. 123(R). Assumptions used in the calculation of these amounts are included in Note 18 to the Company's audited financial statements for the years ended December 31, 2006 and 2007, included in the Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on April 15, 2008. Amounts for Iehab J. Hawatmeh and Shaher Hawatmeh each include amounts related to two separate grants of options, one at the beginning and one at the end of 2007. The former grant was intended to relate to services to be rendered during 2007, and the latter was intended to relate to services to be rendered during 2008.

         (3) Amounts for Mr. Iehab Hawatmeh and Shaher Hawatmeh include $9,000 each for car allowance, and $11,603 each for payments of medical insurance premiums. The amount for Mr. Saliba includes $101,462 in commissions, and $228,000 in severance payments. Amounts paid to other officers for 2007, and all amounts for 2006, were less than $10,000.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

         On July 1, 2004, we entered into an employment agreement with our President and CEO, Iehab Hawatmeh, with an effective date of June 26, 2004 for a term of five years, automatic renewal on a year-to-year basis, base salary of $225,000, bonus of 5% of earnings before interest, taxes, depreciation, and amortization, payable quarterly, as well as any other bonus approved by the Board, and health insurance coverage, cell phone, car allowance, life insurance, and director and officer liability insurance. Mr. Hawatmeh's employment could be terminated for cause, or upon death or disability; a severance penalty applied in the event of termination without cause, in an amount equal to five full years of the then-current annual base compensation, half upon termination and half one year later, together with a continuation of insurance benefits for a period of five years. On January 1, 2007, an amendment to the employment agreement became effective. The amended agreement is for a term of five years and renews automatically on a year-to year basis, provides for base salary of $295,000, plus a quarterly bonus of 5% of earnings before interest, taxes, depreciation, and amortization, as well as an annual bonus payable as soon as practicable after completion of the audit of the Company's annual financial statements equal to 0.5% of gross sales for the most recent fiscal prior year which exceed 120% of gross sales for the previous fiscal year, plus an additional bonus of 1% of the net purchase price of any acquisitions that are generated by the executive, and any other bonus approved by the Board. The amended agreement also provides for a grant of options to purchase 5,000,000 shares of the Company's common stock in accordance with the terms of the Company's Stock Option Plan, with terms and an exercise price at the fair market value of the Company's common stock on the date of grant. The amended agreement provides for benefits including health insurance coverage, car allowance, and life insurance.

         On July 1, 2004, we also entered into an employment agreement, dated effective June 26, 2004, with Shaher Hawatmeh, to act as Chief Operating Officer. Mr. Hawatmeh is the brother of our President and CEO, Iehab Hawatmeh. The original agreement was for a term of three years, renewing automatically on a year-to-year basis, base salary of $150,000, plus a bonus of 1% of our earnings before interest, taxes, depreciation, and amortization, payable quarterly, as well as any other bonus approved by the Board, and provided for health insurance coverage, cell phone, life insurance, and D&O insurance. Employment could be terminated for cause, or upon death or disability. In the event of termination without cause, a severance payment in an amount equal to one years' salary was to be paid. The agreement also contained prohibitions against competition for a period of one year from the date of termination and prohibitions against solicitation of our employees or customers, or inducing anyone to cease doing business with us for a period of two years after termination. On January 1, 2007, an amendment to the employment agreement became effective, providing for a term of five years, automatic renewal on a year-to year basis, base salary of $210,000, a quarterly bonus of 2.5% of earnings before interest, taxes, depreciation, and amortization, an annual bonus of 0.1% of gross sales which exceed 120% of gross sales for the previous year, and a bonus of 5% of all gross investments made into the Company that are directly generated and arranged by Mr. Hawatmeh. The amended agreement also provides for a grant of options to purchase 4,000,000 shares of the Company's common stock in accordance with the terms of the Company's Stock Option Plan, with terms and an exercise price at the fair market value of the Company's common stock on the date of grant. The amended agreement also provides for health insurance coverage, car allowance and life insurance.

         On November 26, 2007, we entered into an agreement with David L. Harmon pursuant to which we agreed to pay him a base salary of $175,000. Mr. Harmon is also entitled to receive a bonus of $25,000 per year, payable in four equal installments. Under the agreement, Mr. Harmon will also be granted options to purchase 3,000,000 shares of the Company's common stock each year, and will be given benefits including health insurance coverage and life insurance. In the event of termination without cause, a severance payment equal to one years' salary is payable. Amounts in the table reflect compensation paid to Mr. Harmon since the date his employment commenced.

         On June 14, 2007, we entered into a severance agreement with Mr. Trevor Saliba, our former Chief Marketing Officer, whereby he was to receive 4,000,000 shares of common stock in the Company, twelve month's salary and health insurance benefits, and an assigned five percent portion of our residual interest in the profits and losses of our partially-owned subsidiary, After Bev Group Inc. In addition, we agreed to settle other various amounts, including those relating to de minimis employee benefits, previously owing to and from Mr. Saliba. See note (3) to the Summary Compensation Table, above.

         On June 15, 2004, our subsidiary, CirTran-Asia, entered into an employment agreement with Charles Ho to act as President of CirTran-Asia for a term of three years, which term ended on June 15, 2007. The parties did not renew the agreement, and Mr. Ho continues working for us as an independent consultant on a project-by-project basis. The agreement also included options to purchase common stock of the Company for each additional product that Mr. Ho procured pursuant to the agreement between CirTran - Asia, Inc. and Michael Casey Enterprises, LTD., as provided for in the acquisition agreement. Under the employment agreement, CirTran - Asia, Inc. did not provide benefits to Mr. Ho, and his employment could be terminated for cause, or upon death or disability. When the agreement expired, Mr. Ho was obligated not compete with us for a period of one year from the date of termination. Mr. Ho also agreed not to solicit our employees or customers, or attempt to induce anyone to cease doing business with us for a period of two years after the termination.

Equity Compensation Plans

       SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

         The following table sets forth information about securities that may be issued under the Company's equity compensation plans as of the date of this Proxy Statement.

                                                                    Number of
                                                                    Securities
                                                                    Remaining
                         Number of                                available for
                       securities to                             future issuance
                         be issued             Weighted-           under equity
                           upon            average exercise        compensation
                        exercise of            price of               plans
                        outstanding           outstanding           (excluding
                         options,              options,             securities
                         warrants              warrants            reflected in
                        and rights            and rights           column (a))
                            (a)                   (b)                  (c)
                      ----------------------------------------------------------
Equity compensation
plans approved by
shareholders               None                  None                  None

Equity compensation
plans not approved
by shareholders         56,160,000              $0.014              40,240,000

Total                   56,160,000              $0.014              40,240,000

                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END


         The following table summarizes information regarding options and other equity awards exercised and the awards owned by the Named Executive Officers that vested during fiscal year 2007.



                                                 Option Awards                                            Stock Awards
                       ------------------------------------------------------------------- -----------------------------------------
                                                                                                                            Equity
                                                                                                                           Incentive
                                                                                                     Market    Equity        Plan
                                                                                           Number    Value    Incentive     Awards:
                                                       Equity                               of        of       Plan        Market or
                                                      Incentive                            Shares    Shares    Awards:      Payout
                                                        Plan                                or        or      Number of     Value of
                                                       Awards:                              Units    Units    Unearned     Unearned
                        Number of      Number of      Number of                              of        of      Shares,     Shares,
                        Securities     Securities     Securities                            Stock    Stock    Units, or    Units, or
                        Underlying     Underlying     Underlying                            That      That     Other        Other
                        Unexercised    Unexercised   Unexercised                            Have      Have     Rights       Rights
                          Options        Options       Unearned     Option     Option        Not       Not    That Have   That Have
                            (#)            (#)         Options     Exercise   Expiration   Vested    Vested   Not Vested  Not Vested
         Name           Exercisable   Unexercisable      (#)       Price ($)     Date        (#)       ($)        (#)         ($)
         (a)                (b)            (c)           (d)          (e)         (f)        (g)       (h)        (i)         (j)
------------------------------------------------------------------------------------------------------------------------------------
Iehab J. Hawatmeh,       6,000,000          -             -         $0.013     01-18-12       -         -          -           -
President and Chief      6,000,000          -             -         $0.012     11-21-12       -         -          -           -
Executive Officer

Shaher Hawatmeh,         4,800,000          -             -         $0.013     01-18-12       -         -          -           -
Chief Operating          4,800,000          -             -         $0.012     11-21-12       -         -          -           -
Officer

David L. Harmon,             -              -             -            -           -          -         -          -           -
Chief Financial
Officer

Richard Ferrone,             -              -             -            -           -          -         -          -           -
Chief Financial
Officer

Trevor Saliba,               -              -             -            -           -          -         -          -           -
Chief Marketing
Officer

Charles Ho,                  -              -             -            -           -          -         -          -           -
President,
CirTran-Asia


                              DIRECTOR COMPENSATION

         The table below summarizes the compensation paid by the Company to Directors for the fiscal year ended December 31, 2007.

                                                                                 Change in
                                                                               Pension Value
                                                                                    and
                                                                                Nonqualified
                             Fees                                                   Deferred
                           Earned or                             Non-Equity     Compensation
                           Paid in      Stock       Option        Incentive        Earnings       All Other
                             Cash       Awards      Awards         Plan             ($)         Compensation     Total
          Name                ($)         ($)       ($) (3)     Compensation                      ($) (4)         ($)
           (a)                (b)         (c)         (d)          ($) (e)          (f)             (g)           (h)
----------------------------------------------------------------------------------------------------------------------
Iehab Hawatmeh (1)             -           -           -             -               -               -             -

Trevor Saliba (1)              -           -           -             -               -               -             -

Fadi Nora (2)               15,000         -         41,413          -               -            800,750       857,163

Donald L. Buehner (2)        5,000         -         21,170          -               -            136,664       162,834


----------------

         (1) Iehab Hawatmeh, and Trevor Saliba through June 14, 2007, also served as executive officers of the Company during 2007. They received compensation for their services as executive officers, set forth above in the Summary Compensation Table. They did not receive any additional compensation for their services as directors of the Company.

         (2) Mr. Nora was appointed to the Board on February 1, 2007. Mr. Buehner was appointed to the Board on October 1, 2007. As noted above, Mr. Buehner has announced his intention to retire from the Board of Directors following the the Annual Meeting of Shareholders.

         (3) The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes, excluding the effect of estimated forfeitures, for the fiscal year ended December 31, 2007, in accordance with SFAS No. 123(R). Assumptions used in the calculation of these amounts are included in Note 18 to the Company's audited financial statements for the year ended December 31, 2007, included in the Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on April 15, 2008

         (4) Mr. Buehner - Prior to becoming a Director later in 2007, Mr. Buehner purchased our Salt Lake City facility in a sale/leaseback transaction. The amount in column (g) comprises monthly rent payments on the building of $17,083 per month over a period of eight months.

              Mr. Nora - Amounts in column (g) paid to Mr. Nora comprise the following: $10,000 in consulting fees; $345,750 in fees earned in connection with the sale to other investors of portions of the Company's membership interest in After Bev Group, LLC; and $445,000 representing Mr. Nora's share of the proceeds from the sale of portions of the Company's membership interest in AfterBev, part of which the Company had previously assigned to Mr. Nora.

                               SECURITY OWNERSHIP
                   OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding the ownership of the Company's common stock by each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding shares of common stock, or who is (i) each person who is currently a director, (ii) each Named Executive Officer, (iii) all current directors and Named Executive Officers as a group as of April 29, 2008.

                                                      Amount and
                                                      nature of
                                                      beneficial      Percent
(1) Title of class (2) Name of beneficial owner        ownership      of class
--------------------------------------------------------------------------------

Common Stock        Iehab J. Hawatmeh (1)             145,060,960       12.3%

                    Shaher Hawatmeh (2)                 9,600,000        0.8%

                    David L. Harmon (3)                 3,000,000        0.3%

                    Fadi Nora (4)                      78,719,360        6.7%

                    Donald L. Buehner (5)               4,725,000        0.4%

                    All Officers and Directors        241,105,320       20.2%
                    as a  Group
                    (5 persons)
-------------------

         (1) Includes options to purchase up to 12,000,000 shares that can be exercised anytime at exercise prices ranging between $0.012 to $0.013 per share.

         (2) Options to purchase up to 9,600,000 shares that can be exercised anytime at exercise prices ranging between $0.012 to $0.013 per share.

         (3) An option to purchase up to 3,000,000 shares that can be exercised anytime at an exercise price of $0.014 per share.

         (4) Includes 2,599,500 shares beneficially owned by Mr. Nora's spouse. Also includes options to purchase up to 4,800,000 shares that can be exercised anytime at exercise prices ranging between $0.012 to $0.013 per share.

         (5) Includes an option to purchase up to 2,400,000 shares that can be exercised anytime at an exercise price of $0.012 per share.

         The persons named in the table have sole or shared voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable. Beneficial ownership is determined according to the rules of the Securities and Exchange Commission, and generally means that person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power over that security. Each director, officer, or 5% or more shareholder, as the case may be, has furnished us information with respect to beneficial ownership. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on the information each of them has given to us, have sole or shared investment and voting power with respect to their shares, except where community property laws may apply.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 requires CirTran's officers, directors, and persons who beneficially own more than 10% of the

Company's common stock to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater-than-ten-percent shareholders are also required by the SEC to furnish us with copies of all Section 16(a) forms that they file.

         Based solely upon a review of these forms that were furnished to the Company, and based on representations made by certain persons who were subject to this obligation that such filings were not required to be made, the Company believes that all reports that were required to be filed by these individuals and persons under Section 16(a) were filed on time in fiscal year 2007, except for: Iehab J. Hawatmeh who filed late three Forms 4; Fadi Nora who filed late one Form 3 and two Forms 4; and Donald L. Buehner who filed late one Form 3 and two Forms 4. In addition, Iehab J. Hawatmeh, Shaher Hawatmeh, and Trevor Saliba failed to file reports of transactions occuring in prior periods. However, these individuals subsequently reported all transactions related to the late and any missing forms under Section 16(a) on a Form 5, filed during 2008.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Play Beverages, LLC

         During 2006, Playboy Enterprises International, Inc. ("Playboy") entered into a licensing agreement with Play Beverages, LLC ("PlayBev"), then an unrelated Delaware limited liability company, whereby PlayBev agreed to internationally market and distribute a new energy drink carrying the Playboy name and related "Rabbit Head" logo symbol. In May 2007, PlayBev entered into an exclusive agreement with us to arrange for the manufacture, marketing and distribution of the energy drinks, other Playboy-licensed beverages, and related merchandise through various distribution channels throughout the world.

         In an effort to finance the initial development and marketing of the new drink, we and other investors formed After Bev Group LLC ("AfterBev"), a California limited liability company and partially-owned, consolidated subsidiary of the Company. We contributed our expertise in exchange for an initial 84 percent membership interest in AfterBev. The other initial AfterBev members contributed $500,000 in exchange for the remaining 16 percent. We borrowed an additional $250,000 from an individual, and AfterBev contributed the total $750,000 to PlayBev in exchange for a 51 percent interest in PlayBev's cash distributions. We recorded this $750,000 amount as an investment in PlayBev. PlayBev then remitted these funds to Playboy as part of a guaranteed royalty prepayment. Along with the membership interest granted to us, PlayBev agreed to appoint Iehab J. Hawatmeh, our president, and Fadi Nora, one of our directors, to two of PlayBev's three executive management positions. In addition, during 2007, Mr. Hawatmeh and Mr. Nora personally purchased membership interests from other PlayBev members which aggregated 11.1 percent. Despite the combined 62.1 percent interest owned by Mr. Hawatmeh, Mr. Nora, and the Company, and the resultant ability to partially influence PlayBev, the operating agreement for PlayBev requires that various major operating and organizational decisions be agreed to by members owning at least 75 percent of the membership interests. The other members of PlayBev are not affiliated with us. Accordingly, while PlayBev is a related party, we cannot unilaterally control significant operating decisions of PlayBev, and have not accounted for PlayBev's operations as if it was a consolidated subsidiary.

         PlayBev has no operations; therefore, under the terms of the exclusive manufacturing and distribution agreement we were appointed the master manufacturer and distributor of the beverages and other products that PlayBev licensed from Playboy. In so doing, we assumed all the risk of collecting amounts owed from customers, and contracting with vendors for manufacturing and marketing activities. We also agreed to pay PlayBev a royalty equal to our gross profits from collected beverage sales, less 20 percent of our related cost of goods sold, and 6 percent of our collected gross sales. During 2007, we incurred $93,104 in royalty expenses due to PlayBev at December 31, 2007.

         We also agreed to provide services to PlayBev for initial development, marketing, and promotion of the new beverage. These services are to be billed to PlayBev and recorded as an account receivable from PlayBev. We agreed to carry up to a maximum of $1,000,000 as a receivable due from PlayBev in connection with these billed services, to be repaid by PlayBev out of the royalties due PlayBev from our distribution sales as described in the preceding paragraph. Amounts billed to PlayBev for marketing and development services amounted to $1,532,071 during 2007, and were included in revenues for our marketing and media segment. After netting this amount due from PlayBev with amounts due to PlayBev for royalties, the amount owed to us was $1,438,967 at December 31, 2007.

         On March 19, 2008, we agreed to increase the receivable maximum under our agreement with PlayBev from $1,000,000 to $3,000,000, and to begin charging interest at a rate of 7 percent per annum.

After Bev Group, LLC

         Following AfterBev's organization in May 2007, we entered into consulting agreements with Mr. Nora and an unrelated individual who had loaned us $250,000 when we invested in PlayBev. The agreements provided that we assign to each of Mr. Nora and the other individual approximately one-third of the Company's share in future AfterBev cash distributions, in exchange for their assistance in the initial AfterBev organization and planning, along with their continued assistance in subsequent beverage development and distribution activities. The agreements also provided that if and when we sold a portion of our membership interest in AfterBev, these individuals would each be owed their proportional assigned share distributions in the proceeds of such sales. The actual payment of the distributions depended on the use of the sale proceeds. If we were to use the proceeds to help finance beverage development and marketing activities, the payment of distributions was to be deferred, pending collections from customers once beverage product sales eventually commenced. Otherwise, the proportional assigned share distributions were due to the two individuals.

         Throughout 2007, as energy drink development and marketing activities progressed, we raised additional funds by selling portions of our membership interest in AfterBev to other investors, some of whom were our stockholders or other affiliates. In some cases, we sold a portion of our membership interest, including voting rights. In other cases, we sold merely a portion of our share of future AfterBev profits and losses. By December 31, 2007, we had raised a total of $3,663,000 from such sales; we also owed one investor $75,000 for returning a portion of an interest. We retained a 14 percent interest in AfterBev's profits and losses, but also retained 52 percent of all voting rights in AfterBev. We recorded the receipt of these net funds as $1,015,710 in increases to our existing minority interest in AfterBev, and $2,572,290 in amounts owing as distributable proceeds payable to Mr. Nora and the other individual to whom we had assigned interests of our original share of AfterBev. Of this amount, Mr. Nora was owed $1,192,290, of which $445,000 was paid, leaving $747,290 owing at December 31, 2007.

Global Marketing Alliance

         We entered into an agreement with Global Marketing Alliance ("GMA"), a Utah limited liability company and certain of its affiliates, and hired GMA's owner as the Vice President of our subsidiary, CirTran Online Corp. ("CTO"). Under the terms of the agreement, we outsource to GMA the online marketing and sales activities associated with our CTO products. In return, we provide bookkeeping and management consulting services to GMA, and pay GMA a fee equal to five percent of CTO's net sales. In addition, GMA assigned to us all of its web-hosting and training contracts effective as of January 1, 2007, along with the revenue earned thereon, and we also assumed the related contractual performance obligations.

Other transactions involving Officers, Directors, and Stockholders

         Don L. Buehner was appointed to our Board of Directors as of October 1, 2007. For services to be rendered in 2008, we granted Mr. Buehner an option during 2007 to purchase 2,400,000 shares of our common stock. Prior to his appointment as a director, Mr. Buehner bought the building housing our principal executive offices in Salt Lake City in a sale/leaseback transaction. The term of the lease is for 10 years, with an option to extend the lease for up to three additional five-year terms. We pay Mr. Buehner a monthly lease payment of $17,083, which is subject to annual adjustments in relation to the Consumer Price Index. Lease payments during 2007 to Mr. Buehner totaled $136,664. We believe that the amount charged and payable to Mr. Buehner under the lease is reasonable and in line with local market conditions. As discussed above, Mr. Buehner has announced his intention to resign from our Board of Directors following the Annual Meeting of Shareholders.

         In February 2007, we appointed Fadi Nora to our Board of Directors. Prior to his appointment with us, Mr. Nora was also an investor in the Company (see the discussion below related to ANAHOP). For services rendered in 2007 and to be rendered in 2008, we granted Mr. Nora options during 2007 to purchase a total of 4,800,000 shares of common stock. In addition, Mr. Nora is entitled to a quarterly bonus equal to 0.5 percent of any gross sales earned by us directly through his efforts. Mr. Nora also is entitled to a bonus equal to five percent of the amount of any investment proceeds received by us that are directly generated and arranged by him if the following conditions are satisfied: (i) his sole involvement in the process of obtaining the investment proceeds is our introduction to the potential investor, but that he does not participate in the recommendation, structuring, negotiation, documentation, or selling of the investment, (ii) neither we nor the investor are otherwise obligated to pay any commissions, finders fees, or similar compensation to any agent, broker, dealer, underwriter, or finder in connection with the investment, and (iii) the Board in its sole discretion determines that the investment qualifies for this bonus, and that the bonus may be paid with respect to the investment. During 2007, Mr. Nora received $345,750 in compensation associated with sales of portions of our interest in AfterBev.

         In May 2007, we issued a 10 percent promissory note to a family member of Iehab J. Hawatmeh in exchange for $300,000. The note is due on demand after one year. During 2007, along with interest we repaid principal of $61,109.

         During 2007, Mr. Hawatmeh advanced us $30,000; this obligation was repaid prior to the end of the year. During 2006, Mr. Hawatmeh advanced us a net $110,837, all of which had been repaid by the end of 2006. At the end of 2005, Mr. Hawatmeh had advanced us $95,806, all of which was repaid in January 2006.

Transactions involving ANAHOP, Inc.

         In May 2006, we closed a private placement of shares of the Company's common stock and warrants (the "May Private Offering"). Pursuant to a securities purchase agreement we issued 14,285,715 shares of common stock (the "May Shares") to ANAHOP, Inc. ("ANAHOP"), a California company partially owned by Fadi Nora. The consideration paid for the May Shares was $1,000,000. In addition to the Shares, the Company issued warrants (the "Warrants") to designees of ANAHOP to purchase up to an additional 36,000,000 shares of common stock. Of this amount, Mr. Nora was designated to receive Warrants to purchase 10,000,000 shares of common stock.

         In June 2006, the Company closed a second private placement of shares of its common stock and warrants (the "June Private Offering"). Pursuant to a securities purchase agreement (the "Agreement"), the Company agreed to issue up to 28,571,428 shares of common stock (the "June Shares") to ANAHOP. The total consideration to be paid for the June Shares will be $2,000,000 if all tranches of the sale close.

         Pursuant to the Agreement, ANAHOP agreed to pay $500,000 (the "First Tranche Payment"). Upon the receipt of the First Tranche Payment, the Company agreed to issue a certificate or certificates to the Purchaser representing 7,142,857 of the June Shares.

         The remaining $1,500,000 is to be paid by the ANAHOP as follows:

         (i) No later than thirty calendar days following the date on which any class of the Company's capital stock is first listed for trading on either the Nasdaq Small Cap Market, the Nasdaq Capital Market, the American Stock Exchange, or the New York Stock Exchange, ANAHOP agreed to pay an additional $500,000 to the Company; and

         (ii) No later than sixty calendar days following the date on which any class of the Company's capital stock is first listed for trading on either the Nasdaq Small Cap Market, the Nasdaq Capital Market, the American Stock Exchange, or the New York Stock Exchange, ANAHOP agreed to pay an additional $1,000,000 to the Company. (The payments of $500,000 and $1,000,000 are referred to collectively as the "Second Tranche Payment.")

         Upon receipt by the Company of the Second Tranche Payment, the Company agreed to issue a certificate or certificates to ANAHOP representing the remaining 21,428,571 June Shares.

         Additionally, once the Company has received the Second Tranche Payment, the Company agreed to issue warrants to designees of ANAHOP to purchase up to an additional 63,000,000 shares.

         On April 11, 2008, Mr. Nora disassociated himself from the other principals of ANAHOP, and as part of the asset settlement, relinquished ownership of 12,857,144 shares of CirTran Corporation common stock and all of the warrants previously assigned to him.

Transactions involving Abacas Ventures, Inc.

         Two trusts, the Saliba Living Trust and the Saliba Private Annuity Trust (collectively, the "Saliba Trusts"), were investors in Circuit Technology, our predecessor entity. The trustees of the trusts are Tom and Betty Saliba, and Tom Saliba, respectively. (Tom Saliba is the nephew of the grandfather of Trevor Saliba, one of our former directors.) In July 2000, we merged with Circuit

Technology. Through that merger, the Saliba Trusts became our shareholders. The Saliba Trusts were also two of the shareholders of an entity named Abacas Ventures, Inc. ("Abacas"). At the time of the 2000 merger, we were in default on several of our obligations, including an obligation to Imperial Bank. The Saliba Trusts, through Abacas, purchased the bank's claim against us to protect their investment. Subsequently, Abacas continued to settle our debts in order to improve their position, and to take advantage of certain discounts that our creditors offered in order to settle creditor claims. On two occasions, the Abacas shareholders agreed to convert outstanding debt owed by us to Abacas into shares of our common stock (discussed below). Abacas continued to work with us to settle claims by creditors, and to provide us with funding.

         In 2002, we entered into an agreement with Abacas under which we issued an aggregate of 19,987,853 shares of common stock to four of Abacas's shareholders in exchange for cancellation by Abacas of $1,499,090 in senior debt owed by us to our the creditors. The shares were issued with an exchange price of $0.075 per share, for an aggregate amount of $1,500,000. We also entered into another agreement with Abacas in which we issued an aggregate of 30,000,000 shares of common stock to four of Abacas's shareholders in exchange for cancellation by Abacas of an aggregate amount of $1,500,000 in senior debt owed to our creditors. The shares were issued with an exchange price of $0.05 per share, for an aggregate amount of $1,500,000.

         During 2002, we also entered into a bridge loan agreement with Abacas. This agreement allowed us to request funds from Abacas to finance the build-up of inventory relating to specific sales. The loan charged interest of 24 percent and was payable on demand. There were no required monthly payments. During the years ended December 31, 2004 and 2003, we received draws of $3,128,281 and $350,000, respectively, and made cash payments of $3,025,149 and $875,000, respectively.

         During 2004, Abacas completed negotiations with several of our vendors whereby Abacas purchased various past-due amounts for goods and services, as well as notes payable. The total of these obligations was $1,263,713.

         The total principal amount owed to Abacas pursuant to the note payable and the bridge loan was $1,530,587 and $163,742 as of December 31, 2004 and 2003, respectively. The total accrued interest owed to Abacas in relation to these agreements was $430,828 and $230,484 as of December 31, 2004 and 2003, respectively, and was included in accrued liabilities at the time.

         In 2005, the shareholders of Abacas agreed to cancel $2,050,000 of principal and accrued interest in return for our issuing 51,250,000 shares of our restricted common stock to Abacas shareholders. Subsequently we have borrowed no further amounts or issued any more shares of common stock.

         As of December 31, 2001, Iehab J. Hawatmeh had loaned us a total of $1,390,125. The loans were demand loans, bore interest at 10 percent per annum and were unsecured. Effective January 14, 2002, we entered into four substantially identical agreements with existing shareholders pursuant to which we issued an aggregate of 43,321,186 shares of restricted common stock at a price of $0.075 per share for $500,000 in cash and the cancellation of $2,749,090 principal amount of our debt. Two of these agreements were with the Saliba Trusts. The Saliba Trusts are also principals of Abacas Ventures, Inc., which entity purchased our line of credit in May 2000 (see above). Pursuant to the Saliba agreements, the Saliba Trusts were issued a total of 26,654,520 shares of common stock in exchange for $500,000 cash and the cancellation of $1,499,090 of debt. We used the $500,000 cash from the sale of the shares for working capital. As a result of this transaction, the percentage of our common stock owned by the Saliba Trusts increased from approximately 7 percent to approximately 18 percent. Mr. Trevor Saliba, one of our former directors and officers, is a passive beneficiary of the Saliba Private Annuity Trust. Pursuant to the other two agreements made in January 2002, we issued an aggregate of 16,666,666 shares of restricted common stock at a price of $0.075 per share in exchange for the cancellation of $1,250,000 of notes payable by two shareholders, Mr. Hawatmeh, and Rajai Hawatmeh, his cousin. Of these shares, 15,333,333 were issued to Iehab J. Hawatmeh in exchange for the cancellation of $1,150,000 in debt.

                                  OTHER MATTERS

Shareholder Proposals

         As of the date of this Proxy Statement, the Board does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Meeting, other than as set forth herein and in the Notice of Meeting. If any other matter properly comes before the meeting, it is intended that the holders of proxies will act in accordance with their best judgment on these matters.

Solicitation of Proxies

         The accompanying proxy is solicited on behalf of the Board. In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation, may solicit proxies personally or by telephone and, if deemed necessary, third party solicitation agents may be engaged by the Company to solicit proxies by means of telephone, facsimile or telegram, although no such third party has been engaged by the Company, as of the date hereof.

         Shareholders who currently receive multiple copies of the proxy statement (and related documents) at their address and would like to request "householding" of their communications should contact their broker or, if a shareholder is a registered holder of shares of common stock, he or she should submit a written request to the Company's transfer agent for its common stock, Interwest Stock Transfer, 1981 East 4800 South, Suite # 100, Salt Lake City, Utah 84117. Shareholders who are now "householding" their communications, but who wish to receive separate proxy statements (and related documents) in the future may also notify the transfer agent. We will promptly deliver, upon written or oral request, a separate copy of the proxy statement (and related documents) at a shared address to which a single copy was delivered.

                                  ANNUAL REPORT

         We will mail a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, as filed with the SEC, to each shareholder of record at April 21, 2008. The report on Form 10-KSB is not deemed a part of the proxy soliciting material for the Meeting. The contents and sending of this Proxy Statement have been approved by the Board.

                               FURTHER INFORMATION

         Additional copies of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2007 (including financial statements and financial statement schedules) that has been filed with the Securities and Exchange Commission may be obtained without charge by writing to CirTran, Attention:
Investor Relations, 4125 South 6000 West, West Valley City, Utah 84128. The reports and other filings of CirTran, including this Proxy Statement, also may be obtained from the SEC's on-line database, located at www.sec.gov.





                                             By Order of the Board of Directors,



                                             Iehab Hawatmeh,
                                             Chief Executive Officer and
                                             Chairman of the Board of Directors



Date:  April 29, 2008


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

                               CIRTRAN CORPORATION

                                      PROXY
             SOLICITED BY THE BOARD OF DIRECTORS OF THE CORPORATION
                 FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 18, 2008

The undersigned shareholder of CirTran Corporation (the "Company") hereby appoints Iehab Hawatmeh, Chairman of the Board of Directors, or, failing him, Fadi Nora, Director or instead of any of the foregoing, ___________________, as proxy of the undersigned with full power of substitution to attend, vote and otherwise act for and on behalf of the undersigned at the above-noted Annual Meeting of Shareholders of the Company and any adjournment thereof (the "Meeting") to the same extent and with the same powers as if the undersigned was present at the Meeting, and the person named is specifically directed to vote as indicated herein. The undersigned hereby undertakes to ratify and confirm all the said proxy may do by virtue hereof, and hereby revokes any proxy previously given in respect of the Meeting. Without limiting the general authorization and power hereby given, all of the common shares registered in the name of the undersigned are to be voted as follows:


                                                 FOR      WITHHOLD       FOR ALL
1.  Election of Directors                        ALL      AS TO ALL       EXCEPT

INSTRUCTIONS: IF YOU MARK THE "FOR
ALL EXCEPT" CATEGORY, INDICATE                   |_|        |_|            |_|
THE NOMINEE(S) AS TO WHICH YOU DESIRE
TO WITHHOLD AUTHORITY BY STRIKING A
LINE THROUGH SUCH NOMINEE(S) NAME IN
THE LIST BELOW:

            Iehab J. Hawatmeh
            Fadi Nora

                                                 FOR        WITHHOLD
2.  Approval of 2006 Stock Plan                               VOTE

To approve the adoption of the 2006
Stock Plan and awards made since                 |_|          |_|
adoption


3.  Approval of 2008 Stock Plan                  FOR        WITHHOLD
                                                              VOTE
To approve the adoption of the 2008
Stock Plan and awards made since
adoption                                         |_|          |_|


4.  Appointment of Auditor                       FOR        WITHHOLD
                                                              VOTE
To appoint Hansen Barnett & Maxwell,
P.C. as the Independent Registered
Public Accounting Firm and Auditor               |_|          |_|
of the Company and to authorize the
Board of Directors to fix the
Independent Registered Public
Accounting Firm and Auditor's
remuneration.


Signature                           Signature of joint holder, if any
          ------------------------                                    ----------


Date
     ---------------------------------------

Please sign exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

---------------------------

NOTES:

1. If no choice is specified, the proxy will be VOTED FOR items 1, 2, 3 and 4.

2. Shareholders are entitled to vote at the Meeting either in person or by proxy. A proxy must be dated and signed by the shareholder or his or her attorney duly authorized in writing or, if the shareholder is a corporation, by an officer or attorney thereof duly authorized. The signature should agree with the name on this proxy. If the proxy is not dated in the above space, it will be deemed to bear the date on which it was mailed by the Company.

3. Each shareholder has the right to appoint a person to represent the shareholder at the Meeting other than the persons specified above. Such right may be exercised by inserting in the space provided the name of the person to be appointed, who need not be a shareholder of the Company.

4. This proxy confers authority for the above-named persons to vote in their discretion with respect to amendments or variations to the matters identified in the notice of meeting which accompanied this proxy and with respect to other matters which may properly come before the Meeting.









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